UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

September 11, 2006
Date of Report (date of Earliest Event Reported)

ELINEAR, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-27418	76-0478045
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2901 WEST SAM HOUSTON PARKWAY NORTH, SUITE E-300
HOUSTON, TEXAS 77043
(Address of principal executive offices and zip code)

(713) 896-0500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

    On September 11, 2006, eLinear, Inc. (“Company”) received a notice of delisting dated September 8, 2006 from the American Stock Exchange. The reason for the delisting notice was that: (a) the Company was not in compliance with Section 1003(a)(i and ii) of the AMEX Company Guide due to its shareholders' equity being less than $2,000,000 and it incurred losses from continuing operations and/or net losses in two out of its three most recent fiscal years, and the Company’s shareholders' equity was less than $4,000,000 and it incurred losses from continuing operations and/or net losses in three out of its four most recent fiscal years, and (b) the Company was not in compliance with Sections 134 and 1101 of the AMEX Company Guide due to its failure to file a Form 10-QSB for the quarterly period ended June 30, 2006, and Section 1003(a)(iv) in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether it will be able to continue operations and/or meet its obligations as they mature. The Company has chosen not to appeal the determination.

Item 9.01 Financial Statement and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1  Press release dated September 15, 2006

[THE SIGNATURE PAGE FOLLOWS.]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELINEAR, INC

Date: September 15, 2006     By: /s/ Carl A. Chase
Title: Chairman